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                                                                     Exhibit 3.3
                        AGREEMENT AND PLAN OF CONVERSION

      THIS AGREEMENT AND PLAN OF CONVERSION is entered into as of this 28th day of July, 2004, by and among World Poker Tour, LLC, a Delaware limited liability company (the "Company") and each of its undersigned members (each a "Member" and collectively, the "Members").

                                   BACKGROUND

      A. The undersigned Members are all of the members of the Company.

      B. As a precondition to consummating an initial public offering (the "Offering") in accordance with that certain Registration Statement on Form S-1 (File No. 333-114479), as originally filed with the Securities and Exchange Commission on April 15, 2004, or as subsequently amended (the "Registration Statement"), the Company is required to, inter alia, convert from a Delaware limited liability company to a Delaware corporation.

      C. In order to facilitate the Offering, the Members desire to convert the Company to a corporation (the "Corporation") under the Delaware General Corporation Law (the "Act") and to have the Corporation engage in any business permitted under the Act, with the conversion of the Company to the Corporation (the "Conversion") to occur on or prior to the effective date of the Registration Statement (the "Effective Time").

      D. This Agreement is being entered into for the sole purpose of setting forth the agreement as to the conversion of the Company to the Corporation under the Act and to authorize the conversion as of the Effective Time.

      NOW, THEREFORE, in consideration of the foregoing and the terms and conditions contained herein, the parties agree as follows:

                              TERMS AND CONDITIONS

      1. Incorporator. Alan M. Gilbert (the "Incorporator"), as attorney-in-fact for the Company, shall act as the sole incorporator of the Corporation and, as such, shall duly execute and file under the Act a Certificate of Incorporation in the form of Exhibit A attached hereto.

      2. Certificate of Conversion. The Incorporator shall duly execute and file under Section 265 of the Act a Certificate of Conversion in the form of Exhibit B attached hereto.

      3. Authorized Capital. The total authorized capital stock of the Corporation shall be 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, each with a par value of $.001 per share.

      4. Exchange of Membership Interest for Stock. Upon Conversion, each Member hereby agrees to exchange his/her/its membership interest in the Company for stock in the Corporation. Each Member hereby agrees to assign and transfer to the Corporation his/her/its membership interest in exchange for issuance to him/her/it of the Corporation's $.001 par value of common stock as follows: Each unit of membership interest of the Company outstanding immediately prior to the Effective Time shall, by virtue of the Conversion and without any action on the part of the holder thereof, be retired and one hundred sixty (160) shares of the
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Corporation's common stock shall be issued in respect thereof (such ratio of exchange is referred to herein as the "Exchange Ratio"). Any existing certificates of membership interest shall be canceled and certificates representing the Members' stock ownership shall be issued in place thereof. Prior to this exchange, the Members that owned 100% of the membership interests in the Company shall, immediately after the exchange, own 100% of the issued and outstanding stock of the Corporation.

      5. Conversion of Unit Options. All unit options of the Company that are outstanding immediately prior to the Effective Time and are convertible into or exchangeable for membership units of the Company shall, by virtue of the Conversion and without any action on the part of the holder thereof, be retired and a stock option, granted under the Corporation's 2004 Stock Incentive Plan, shall be issued in respect thereof, which stock option shall be convertible into that number of shares of the Corporation's common stock as the holders thereof would have been entitled to receive if such unit options had been converted into or exercised in their entirety (without respect to vesting restrictions applicable thereto) for member interests in the Company immediately prior to the Conversion, based on the Exchange Ratio; provided, however, that the exercise price per share of the Corporation's common stock underlying each such stock option shall be equal to the quotient obtained by dividing the exercise price per unit of membership interest under each outstanding unit option by the Exchange Ratio.

      6. Board/Bylaws. The Board of Directors of the Corporation shall initially consist of the following persons: Lyle Berman, Timothy J. Cope and Steven Lipscomb. The Board of Directors shall adopt the Bylaws of the Corporation in the form of Exhibit C attached hereto.

      7. Execution of Documents. The undersigned parties agree to execute whatever documents are necessary and desirable to carry out the purposes and intent of this Agreement, including, without limitation, any necessary or desirable consent resolution. In the event, for any reason whatsoever, that any of the undersigned parties shall neglect, refuse, or fail to execute any document that is required or which may be expedient to implement the provisions and intent of this Agreement, then this Agreement shall act in place thereof and shall have the same effect as if such document were executed.

      8. Transfer of Assets and Liabilities. The undersigned parties hereby acknowledge and agree that pursuant to the Act and without any action on the part of the Company, the Corporation or the Members, as of the Effective Time, all of the assets and liabilities of the Company, of whatever kind or nature, and including all rights in the property owned by the Company, shall be transferred to the Corporation, all of the liabilities and obligations, of whatever kind or nature, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company shall be assumed by the Corporation, and the Corporation shall continue to carry on its business as heretofore conducted by the Company. The Incorporater is hereby authorized to take any and all action necessary or appropriate and to execute and deliver any and all documents as he may deem necessary or appropriate, to effect the conversion of the Company to a Corporation under the Act in accordance with this Agreement.

      9. Termination of LLC Agreement; Waiver of Preemptive Rights. The undersigned, being all the parties to a certain Limited Liability Company Agreement dated as of March 4, 2004 (the "LLC Agreement"), pertaining to the membership interests of the Company, hereby agree that the LLC Agreement shall automatically terminate upon the Conversion, and that all duties and
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obligations arising out of the LLC Agreement shall be deemed to have been satisfied in full (the "Termination"). Each of the undersigned hereby acknowledge and agree that, effective upon the Termination, he/she/they are irrevocably and unconditionally releasing and waiving any and all rights under the LLC Agreement, including, without limitation, any and all preemptive rights contained therein.

      10. Miscellaneous.

            A. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors, assigns, guardians, heirs and legal representatives.

            B. Arbitration. No civil action concerning any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be instituted before any court, and all such controversies or claims shall be submitted to final and binding arbitration in Minneapolis, Minnesota, before a single arbitrator in accordance with the commercial rules then pertaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

            C. Construction. All the clauses of this Agreement are distinct and severable and, if any clause shall be deemed illegal, void or unenforceable, it shall not affect the validity, legality or enforceability of any other clause or provision of this Agreement.

            D. Entire Agreement and Amendment. This Agreement contains the entire agreement with respect to the matters described herein and is a complete and exclusive statement of the terms thereof and supersedes all previous agreements with respect to such matters. This Agreement may not be altered or modified except by a writing signed by both parties to this agreement.

            E. Governing, Law and Choice of Forum. Delaware law shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Delaware.

            F. No Withdrawal or Alteration. Any withdrawal from or alteration of this Agreement by either party hereto, shall constitute a breach of this Agreement and shall subject the withdrawing or altering party to suit for legal or equitable damages.

            G. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

                            [signature page follows]
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      IN WITNESS WHEREOF, the Members and the Company have executed and delivered this Agreement and Plan of Conversion as of the date first set forth above.

MEMBERS:

LAKES POKER TOUR, LLC



By:  /s/ Lyle Berman
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     Lyle Berman, Chairman of the Board

/s/ Steven Lipscomb
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Steven Lipscomb


COMPANY:

WORLD POKER TOUR, LLC


By:  /s/ Lyle Berman
   --------------------------------------------------
     Lyle Berman, Chairman of the Board